Exhibit 99.3

SYNGEN INC. UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND 2016

INDEX

Page
Unaudited Interim Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets	2
Condensed Consolidated Statements of Operations	3
Condensed Consolidated Statements of Cash Flows	4
Notes to Condensed Consolidated Financial Statements	6

SYNGEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2017	December 31, 2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$189,000	$427,000
Accounts receivable, net	132,000	133,000
Prepaid expenses and other assets	86,000	144,000
Inventories	641,000	584,000

Total current assets	1,048,000	1,288,000

PROPERTY AND EQUIPMENT, net	639,000	723,000
INTANGIBLE ASSETS, net	421,000	417,000
OTHER ASSETS	65,000	67,000

Total assets	$2,173,000	$2,495,000

LIABILITIES, REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$229,000	$458,000
Accrued expenses	221,000	246,000
Deferred revenue, current portion	185,000	72,000
Related party note payable	75,000	75,000
Note payable, current portion net of discount	--	142,000
Redeemable convertible Series A preferred stock liability, current portion	1,855,000	--

Total current liabilities	2,565,000	993,000

DEFERRED REVENUE, net of current portion	--	149,000
CONVERTIBLE NOTES PAYABLE, net of discounts	20,723,000	18,258,000
ACCRUED INTEREST PAYABLE, long term	3,616,000	2,675,000
REDEEMABLE CONVERTIBLE PREFERRED STOCK WARRANTS LIABILITY	1,483,000	1,432,000
REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK LIABILITY, LONG TERM	3,708,000	--

Total liabilities	32,095,000	23,507,000

COMMITMENT AND CONTINGENCIES

REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK
$0.00001 par value, 43,500,000 shares authorized, 5,563,422 issued and outstanding	--	5,477,000

STOCKHOLDERS’ DEFICIT
Common stock, $0.00001 par value, 54,500,000 shares authorized; 10,678,854 issued and outstanding	--	--
Additional paid-in capital	2,838,000	2,895,000
Accumulated deficit	(32,760,000)	(29,384,000)

Total stockholders’ deficit	(29,922,000)	(21,012,000)

Total liabilities, redeemable convertible Series A preferred stock and stockholders’ deficit	$2,173,000	$2,495,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

SYNGEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended June 30
	2017	2016

REVENUES
Product sales	$341,000	$794,000
Contract revenue	43,000	32,000

Total revenues	384,000	826,000

COST OF GOODS SOLD	271,000	533,000

Gross profit	113,000	293,000

OPERATING EXPENSES
Research and development	1,000,000	1,240,000
Selling, general, and administrative	1,271,000	1,337,000
Depreciation and amortization	130,000	121,000
Loss on disposal of property and equipment	3,000	10,000

Total operating expenses	2,404,000	2,708,000

Operating loss	(2,291,000)	(2,415,000)

OTHER INCOME (EXPENSES)
Change in fair value of redeemable preferred convertible preferred stock warrants	165,000	(83,000)
Other expense	(1,000)	(5,000)
Interest expense	(1,243,000)	(1,154,000)

Total other expenses	(1,079,000)	(1,242,000)

Net loss before provision for income taxes	(3,370,000)	(3,657,000)

Income tax expense	6,000	4,000

Net loss	$(3,376,000)	$(3,661,000)

The accompanying notes are an integral part of the condensed consolidated financial statements.

SYNGEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,376,000)	$(3,661,000)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	130,000	121,000
Loss on disposal of property and equipment	3,000	10,000
Accretion of debt discounts	273,000	429,000
Change in fair value of redeemable convertible preferred stock warrants	(165,000)	83,000
Stock-based compensation expense	28,000	36,000
Changes in operating assets and liabilities:
Accounts receivable	1,000	(180,000)
Prepaid expenses and other current assets	51,000	198,000
Inventories	(57,000)	(47,000)
Accounts payable	(230,000)	(105,000)
Accrued expenses	916,000	844,000
Deferred revenue	(36,000)	(5,000)

Net cash from operating activities	(2,462,000)	(2,277,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of and deposits on property and equipment	(29,000)	(50,000)
Intangible asset additions	(15,000)	(58,000)

Net cash from investing activities	(44,000)	(108,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(142,000)	(417,000)
Proceeds from long-term debt	2,400,000	3,000,000
Debt issuance costs	10,000	(12,000)

Net cash from financing activities	2,268,000	2,571,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	(238,000)	186,000

CASH AND CASH EQUIVALENTS, beginning of period	427,000	144,000

CASH AND CASH EQUIVALENTS, end of period	$189,000	$330,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

SYNGEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$6,000	$4,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Reclassification of redeemable convertible Series A preferred stock to liability	$5,563,000	$--
Debt discount – redeemable convertible preferred stock warrants liability	$216,000	$351,000
Inventories reclassified to leased assets	$--	$71,000
Related party note payable and accrued interest in exchange for preferred stock	$--	$477,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – Description of Operations

Operations – SynGen Inc. is a Delaware corporation founded in October 2009 that develops instruments and disposables to efficiently and reproducibly isolate specific cell populations from umbilical cord blood, peripheral blood or bone marrow, wash cells with exceptionally high viable cell recovery, and prepare cells for cryogenic freezing. The Company is currently conducting research and development activities to operationalize certain patented technology that the Company owns so it can commercialize these products. The Company is headquartered in Sacramento, California.

SynGen Inc. continues developing contract manufacturing relationships with its contractors and raising capital. In July 2013, the Company was granted clearance with the FDA for the sale of its X-1000 products. In June 2015, the Company announced that Anthony Nolan Cell Therapy Centre in Nottingham, United Kingdom, has chosen the SynGen X-1000 System and the CryoPRO Workstation to process umbilical cord blood units, and in February 2016, the Company completed its commercial release of the SynGenX-LAB in the United States. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company’s current technology.

On July 7, 2017, substantially all of the Company’s operating assets were acquired by Cesca Therapeutics Inc. (Note 10).

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation – The condensed consolidated financial statements include the accounts of SynGen Inc. and its wholly owned subsidiary, SynGen Labs Ltd. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. SynGen Labs Ltd. was dissolved December 20, 2016.

Interim Reporting – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) for interim financial information and with Regulation S-X.  Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such Securities and Exchange Commission (SEC) rules and regulations and accounting principles applicable for interim periods.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Certain amounts have been reclassified to conform to the current presentation.  Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying condensed consolidated financial statements through the date of issuance.  Operating results for the six month period ended June 30, 2017, are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.  These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of and for the years ended December 31, 2016 and 2015 included in Exhibit 99.2 on Form 8-K/A.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Use of estimates – The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

Concentration of credit risk – Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents, and accounts receivable. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. During the six months ended June 30, 2017 and 2016, two customers accounted for 43% and 73%, respectively of the Company’s revenue.

Cash and cash equivalents – Cash and cash equivalents include certain investments in highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and allowance for doubtful accounts – The Company’s accounts receivable are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s accounts receivable, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company estimates its allowance for doubtful accounts based on historical collection trends, age of outstanding receivables, and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past due based on its contractual terms. Past due accounts receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. The Company determines the need for an allowance for doubtful accounts based on its historical experience and the expected collectability of accounts receivable. The Company did not have an allowance for doubtful accounts as of June 30, 2017 and December 31, 2016. There was no bad debt expense for each of the six months ended June 30, 2017 and 2016.

Inventories – Inventories are stated at the lower of cost or market, using the first-in, first-out method. Inventory is written off when it has been determined to be obsolete.

Property and equipment – Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred and major renewals and betterments are capitalized. The following estimated useful lives have been used in the computation of depreciation:

Asset Classification	Estimated Useful Life (Years)
Computer equipment	5
Office furniture	7
Machinery and equipment	5	-	7

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Intangible assets – Patents are capitalized and amortized on a straight-line basis over the legal life of the respective patent of 20 years, or its economic life, if shorter. Trademarks are capitalized and have an indefinite life. Costs incurred in obtaining a patent or trademark is measured at cost less accumulated amortization and accumulated impairment losses. The cost of servicing the Company’s patents and trademarks is expensed as incurred.

Long-lived assets – Long-lived assets, primarily property and equipment and intangible assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When indications of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value. Management has determined that long-lived assets were not impaired at June 30, 2017 and December 31, 2016.

Leased assets – The Company leases certain of its products, whereby it receives monthly payments. Upon execution of the agreement, the Company transfers the product from inventory to other assets and amortizes the product over the lease term on a straight-line basis. Gross leased assets totaled $95,000 and $82,000 and accumulated amortization totaled $30,000 and $15,000 at June 30, 2017 and December 31, 2016, respectively. Amortization expense on the leased assets totaled $12,000 and $10,000 for the six months ended June 30, 2017 and 2016, respectively.

Debt discounts – The costs incurred in connection with the issuance of debt obligations principally the issuance of warrants in connection with the debt issuance, the beneficial conversion features, and financing and legal costs to obtain the debt have been capitalized and are being amortized over the life of the term loan using the interest method.

Redeemable convertible preferred stock warrants – Freestanding warrants to purchase the Company’s redeemable convertible preferred stock are classified as liabilities on the condensed consolidated balance sheets and carried at fair value because the warrants may conditionally obligate the Company to transfer assets at some point in the future. The warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized as other income (expenses) in the condensed consolidated statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event, conversion of preferred stock into common stock, or until the redeemable convertible preferred stockholders can no longer trigger a deemed liquidation event. At that time, the redeemable convertible preferred stock warrant liabilities will be reclassified to redeemable convertible preferred stock, common stock, or additional paid-in capital.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue recognition – Product sales are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Non-refundable upfront fees and other payments received for license and distribution agreements with continuing performance obligations related to these payments are deferred and recognized over the expected performance period. Such revenue is recognized on a ratable basis, unless the Company determines that another method is more appropriate, through the date at which the Company’s performance obligations are completed. Management makes its best estimate of the period over which the performance obligations are expected to be fulfilled. Significant judgment is required to determine the duration of the performance period.

Contingent consideration received for the achievement of a substantive milestone is recognized in its entirety in the period in which the milestone is achieved. A milestone is defined as an event having all of the following characteristics: (i) there is substantive uncertainty at the date the arrangement is entered into that the event will be achieved, (ii) the event can only be achieved based in whole or in part on either the Company’s performance or a specific outcome resulting from the Company’s performance and (iii) if achieved, the event would result in additional payments being due the Company.

The Company’s development agreement provides for payments to be paid to the Company upon the achievement of development and commercial milestones. The Company assesses that there is substantial uncertainty in product development and commercialization. In addition, the Company considers the level of uncertainty is substantive due to the level and number of risks associated with achieving each milestone. Accordingly, the Company expects to recognize as revenue future payments received from such milestones as the milestones are achieved.

Milestone payments that are contingent upon the achievement of substantive at-risk performance criteria are recognized in full upon achievement of those milestone events in accordance with the terms of the agreements and provided that all other revenue recognition criteria have been met. All milestone revenue recognized to date under such agreements has been non-refundable.

Research and development – Research and development expense is charged to the condensed consolidated statement of operations as incurred. Research and development reimbursements are periodically received and are included in contract revenue. The related expenses are included in research and development expense. During the six months ended June 30, 2017 and 2016, there was no revenue recognized for research and development expense reimbursements.

Rent expense – Minimum rent payments under operating leases are recognized on a straight‐line basis over the term of the lease, including any periods of free rent.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Stock-based compensation – The Company has issued common stock options under an equity incentive plan. The Company estimates the calculated value of stock options granted using the Black-Scholes-Merton option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Assumptions used to value the equity instruments are as follows:

Expected term – The Company has limited available data for estimating the expected term of options. Accordingly, the expected term of the options is based on the simplified method, which averages an award’s vesting term and its contractual term.

Expected volatility – The Company uses the trading history of various companies in its industry sector in determining an estimated volatility factor when using the Black-Scholes-Merton option-pricing formula.

Expected dividend – The Company has not declared dividends and does not anticipate declaring any dividends in the foreseeable future.

Risk-free interest rate – The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with the same or substantially equivalent remaining term.

Estimated forfeitures – When estimating forfeitures, the Company considers voluntary and involuntary termination behavior as well as analysis of actual historical option forfeitures.

Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes-Merton option-pricing formula. The fair value of the options granted to non-employees is re-measured as they vest, and the resulting change in value, if any, is recognized as expense during the period the related services are rendered.

There were no stock options granted to employees or non-employees for the six months ended June 30, 2017 and 2016.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments – The Company applies the fair value measurement accounting standard whenever other accounting pronouncements require or permit fair value measurements. Fair value is defined in the accounting standard as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy under current accounting guidance prioritizes the inputs to valuation techniques used to measure fair value into three broad levels (Level 1, Level 2, and Level 3).

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability, and reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk) in a principal market.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short maturity of these items. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency, or credit risks arising from its financial instruments. The recorded value of the notes payable approximates the fair value of the debt as the terms and rates approximate market rates. It is not practical to estimate the fair value of notes payable to related parties and convertible notes payable.

The fair value of the redeemable convertible preferred stock warrant liability was estimated using Level 3 inputs (see Note 7).

Foreign currency translation – The functional currency of the Company’s foreign subsidiaries is the U.S. dollar. Assets and liabilities of the foreign subsidiaries are translated into U.S. dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the six months ended June 30, 2017 and 2016. Translation adjustments and transaction gains and losses arising from transactions denominated in a currency other than the functional currency of the entity are immaterial.

Subsequent events – Subsequent events are events or transactions that occur after the condensed consolidated balance sheet date but before the condensed consolidated financial statements are issued. The Company recognizes in the condensed consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the condensed consolidated balance sheet, including the estimates inherent in the process of preparing the condensed consolidated financial statements. The Company’s condensed consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the condensed consolidated balance sheet but arose after the condensed consolidated balance sheet date and before condensed consolidated financial statements are available to be issued. The Company has evaluated subsequent events through July 7, 2017, the date substantially all of the Company’s operating assets were acquired in a business combination (Note 10).

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 3 – Liquidity

Since its inception in October 2009, the Company has an accumulated deficit of $32,760,000 including a net loss of $3,376,000 thru June 30, 2017. The Company has funded operations primarily with the net proceeds from private placements of convertible notes, notes payable, and proceeds from the limited sale of its products.

The Company received convertible debt financing totaling $600,000 in July 2017 that is not reflected in the June, 30, 2017 balance (see Note 10). While the Company has received additional financing and put a plan in place to grow revenues and decrease costs, the Company cannot ensure such efforts will be sufficient. As a result, these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are available to be issued. The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the inability of the Company to continue as a going concern.

Note 4 – Intangible Assets

Intangible assets consisted of the following at:

	June 30, 2017	December 31, 2016
Trademarks	$15,000	$13,000
Patents	480,000	467,000
	495,000	480,000
Less accumulated amortization	74,000	63,000
	$421,000	$417,000

Amortization expense during the six months ended June 30, 2017 and 2016 was $11,000 and $10,000, respectively.

To meet the needs of the Company, the Company actively updates its patent and trademark portfolio through new patent and trademark application filings on an ongoing basis. The Company has applied for patents in countries with the major economies in North America, Europe and Asia.  As of June 30, 2017, patents have been issued in Japan, United States, Singapore, Russia and Mexico and the Company expects several more to issue in 2017.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 5 – Related Party Notes Payable

The Company has a promissory note, as amended, with a co-founder of the Company totaling $75,000, at June 30, 2017 and December 31, 2016, bearing an annual interest rate of 8.00%. Repayment of the promissory note’s principal and interest coincide with payments received by the Company under a License and Development Agreement up to $500,000 (see Note 8). In December 2013, the note was amended to be subordinate to the note payable to HealthCare Financial Solutions (HFS) and prohibit repayment until the HFS note is repaid.

In April 2016, the Company converted $425,000 of related party notes payable plus accrued but unpaid interest of $138,400 into 563,422 shares of redeemable convertible Series A preferred stock and a warrant to purchase 281,711 shares of redeemable convertible Series A preferred stock (see Note 7) with a fair value of $86,000, which was classified as a warrant liability.

Interest expense at June 30, 2017 and 2016 was $3,000 and $15,000, respectively. As of June 30, 2017 and December 31, 2016, accrued interest on the related party notes payable totaled $31,000 and $25,000 respectively, and is included in accrued expenses on the condensed consolidated balance sheets.

Note 6 – Long-Term Debt

Loan and security agreement with HealthCare Financial Solutions, LLC – In December 2013, the Company entered into a $2,500,000 promissory note with HFS. The note bears an annual interest rate of 11.18% with an original maturity date of June 1, 2017, which was amended to January 1, 2017 during 2015. Fixed monthly payments of $69,000 commenced in July 2014 and continue through July 2017, at which time the balance will be paid in full.

Under the agreement, there is a final payment fee of 5.00% ($125,000) of the original amount of the term loan, due upon the final payment of the HFS loan. As of December 31, 2016 the Company has accreted $125,000 to the principal balance of the HFS loan.

In connection with the issuance of the Company’s promissory note to HFS in December 2013, the Company issued a warrant to purchase 75,000 shares of redeemable convertible Series A preferred stock with an exercise price of $1.00 per share, which the Company recorded the related fair value as debt discount of $49,000. The discount will be accreted to interest expense over the initial term of the loan through January 2017. Contractual interest of $34,000 and interest related to the debt discount of $46,000 was recognized related to this note during the six months ended June 30, 2016. As of December 31, 2016, the outstanding principle balance of the note payable to HFS was $17,000 and the unaccreted debt discount was zero. The HFS debt is senior to the convertible notes and notes to related parties.

During 2016, HFS sold the debt to Solar Capital, Ltd. There were no changes in the terms of the debt upon the sale. The debt was repaid on January 1, 2017.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 6 – Long-Term Debt (CONTINUED)

Convertible Note and Warrant Purchase Agreements – In July 2013, the Company entered into a Convertible Note and Warrant Purchase Agreement, as amended, with certain redeemable convertible Series A preferred stockholders in which senior secured convertible promissory notes and redeemable convertible preferred stock warrants were to be issued at various milestones. In December 2013, the notes were amended to be subordinate to the note payable to HFS and prohibit repayment until the HFS note is repaid.

In September 2014, the Company entered into a new Convertible Note and Warrant Purchase Agreement, with certain redeemable convertible Series A preferred stockholders in which convertible promissory notes and redeemable convertible preferred stock warrants were to be issued at various milestones.

Various convertible notes have been issued under these agreements since 2013, all bearing interest rates of 8.00%, with an initial maturity of the later of the date the HFS note is paid in full or the dates as noted in the table below. Each closing modifies the maturity date of all the convertible notes to the maturity date of the most recent convertible note issuance.

Date Issued	Convertible Notes Issued	Original Maturity Date
July 2013	$1,000,000	June 30, 2014
October 2013	1,000,000	December 31, 2014
March 2014	1,000,000	December 31, 2014
September 2014	2,000,000	June 30, 2015
December 2014	2,000,000	December 31,2015
March 2015	750,000	December 31,2015
April 2015	750,000	December 31,2015
June 2015	750,000	December 31,2015
July 2015	500,000	December 31,2015
August 2015	250,000	December 31,2015
August 2015	1,000,000	August 26, 2016
October 2015	1,000,000	August 26, 2016
November 2015	1,000,000	August 26, 2016
January 2016	2,000,000	January 8, 2017
April 2016	1,000,000	April 27, 2017
July 2016	1,000,000	July 13, 2017
September 2016	1,000,000	July 13, 2017
November 2016	1,000,000	November 14, 2017
Balance at December 31, 2016	19,000,000

January 2017	500,000	January 12, 2018
February 2017	500,000	Feb 21, 2018
March 2017	500,000	March 21, 2018
April 2017	500,000	April 18, 2018
June 2017	400,000	June 14, 2018
Balance at June 30, 2017	$21,400,000

Contractual interest of $967,000 and $676,000 and interest related to the debt discounts of $273,000 and $383,000 was recognized for these instruments for the six months ended June 30, 2017 and 2016, respectively.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 6 – Long-Term Debt (Continued)

Conversion rights – At any time, at the option of the note holder of the convertible debt, if no qualified financing has closed, all outstanding principle and all accrued and unpaid interest can be converted into shares of Series A redeemable convertible preferred stock at a conversion price equal to $1.00 per share.

Mandatory conversion – At any time prior to the maturity date of the convertible debt, and upon achievement of equity financing of at least $10,000,000, all outstanding principle and accrued interest will automatically convert into shares of the Series A redeemable convertible preferred stock at a conversion price equal to $0.80 per share.

Redeemable convertible preferred stock warrants – In connection with the issuance of its senior secured convertible promissory notes for the six months ended June 30, 2017 and 2016, the Company issued warrants to purchase shares of redeemable convertible Series A preferred stock at an exercise price of $1.00 per share with a fair value of $216,000 and $265,000, respectively, which was recorded as a liability and as debt discounts.

The fair value of the warrants at the date of each issuance during the six months ended June 30, 2017 and 2016 was determined using the Black-Scholes-Merton model with the following assumptions:

	2017			2016
Expected life (years)		5			5
Risk-free interest rate	1.71%	-	2.00%	1.33%	-	1.55%
Expected volatility	51.2%	-	51.7%	50.0%	-	54.8%
Dividend yield		0%			0%
Forfeiture rate		0%			0%

The discounts will be accreted to interest expense over the initial terms of the agreements using the straight-line method because the convertible notes are not amortizing. At June 30, 2017 and December 31, 2016, the total principal outstanding on the convertible notes was $21,400,000 and $19,000,000, respectively, and the unaccreted debt discount was $677,000 and $742,000, respectively. The convertible notes are subordinate to the HFS promissory note.

Note 7 – Redeemable Convertible Preferred Stock Warrants Liability

In connection with the issuance of the convertible promissory notes during the six months ended 2017 and 2016, the Company issued redeemable convertible preferred stock warrants to purchase 1,200,000 and 1,500,000 shares, respectively, of redeemable convertible Series A preferred stock at an exercise price of $1.00 per share. These warrants contain a net share settlement feature. As of June 30, 2017 and December 31, 2016, all of these warrants are exercisable and expire from January 2021 through June 2022.

In connection with the conversion of the related party note payable during 2016, the Company issued a warrant to purchase 281,711 shares of redeemable convertible Series A preferred stock with an exercise price of the lessor of $1.00 or 80% of the per-share price the Company securities are sold in an equity financing with a fair value of $86,000. The warrant is exercisable and expires in April 2021.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 7 – Redeemable Convertible Preferred Stock Warrants Liability (Continued)

The following table summarizes the redeemable convertible preferred stock warrants activity for the six months ended June 30, 2017 and 2016:

	2017	2016
Outstanding, beginning of period	10,606,711	7,325,000
Granted in conjunction with convertible notes payable	1,200,000	1,500,000
Granted in conjunction with related party note payable	--	281,711
Exercised	--	--
Canceled	--	--
Outstanding, end of period	11,806,711	9,106,711

The redeemable convertible preferred stock warrants expire between December 2018 and June 2023.

The following is a rollforward schedule of the fair value of the redeemable convertible preferred stock warrant liability during the six months ended June 30, 2017 and 2016:

	2017	2016
Balance at beginning of the period	$1,432,000	$956,000
Issuance of redeemable convertible preferred stock warrants	216,000	351,000
Change in fair value	(165,000)	83,000
Balance at end of the period	$1,483,000	$1,390,000

As of June 30, 2017 and December 31, 2016 period, the fair value of the redeemable convertible preferred stock warrants was determined using the Black-Scholes-Merton option-pricing formula with the following assumptions:

	2017			2016
Expected life (years)	1.0	–	5.0	1.5	–	4.9
Risk-free interest rate	1.24%	-	1.89%	0.92%	-	1.80%
Expected volatility	51.3%	-	58.5%	51.1%	-	60.4%
Dividend yield		0%			0%
Forfeiture rate		0%			0%

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 8 – Collaboration Arrangement

In March 2011, the Company entered into a ten year Licensing and Development Agreement, as amended, to design and develop a product using the Company’s intellectual property. The arrangement calls for an upfront license fee, milestone fees, and future royalties upon commercialization and sale of the developed product. The upfront fee of $100,000 was deferred and is being amortized over the ten year term of the agreement. The subsequent milestones are non-refundable and represent significant product development achievements by the Company.

The Company has received the following payments under the agreement from inception through June 30, 2017:

$100,000 upfront license fee	$100,000
$50,000 completion of manufacturing documentation	50,000
$200,000 upon proof of concept phase, as defined in the agreement	200,000
$100,000 upon proof of concept phase, as defined in the agreement	--
$150,000 FDA 510(k) clearance for the product	--
$350,000

Note 9 – Stockholders’ Deficit

The Company is authorized to issue two classes of stock, which are designated as common and convertible redeemable preferred stock. There is one type of convertible redeemable preferred stock – Series A.

As of June 30, 2017 and December 31, 2016, the Company has 5,563,422 shares of redeemable convertible Series A preferred stock, $0.00001 par value issued and outstanding, and 43,500,000 and 38,500,000 shares authorized.

Common stock – As of June 30, 2017 and December 31, 2016, the Company has reserved shares of common stock for future issuances as follows:

	June 30, 2017	December 31, 2016
Redeemable convertible Series A preferred stock	5,563,422	5,563,422
Redeemable convertible preferred stock warrants	11,806,711	10,606,711
Options outstanding	3,660,000	3,710,000
	21,030,133	19,880,133

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 9 – Stockholders’ Deficit (continued)

Redeemable convertible Series A preferred stock – A summary of the terms of redeemable convertible Series A preferred stock is as follows:

Dividend rights – Holders of redeemable convertible Series A preferred stock are entitled to receive non-cumulative dividends prior and in preference to any declaration or payment of any dividend on the common stock at the rate of four percent (4%) per share of the original series issue price ($1.00 per share, subject to adjustment, as defined in the Articles of Incorporation), payable only when declared by the Board of Directors.

Voting – The holders of record of the shares of redeemable convertible Series A preferred stock, exclusively and as a separate class, are entitled to elect two directors of the Company.

Liquidation rights – Redeemable convertible Series A preferred stockholders are entitled to a liquidation preference for each share of redeemable convertible Series A stock held by them, of one times the redeemable convertible Series A original issue price ($1.00 per share, subject to appropriate adjustment, as defined in the Articles of Incorporation) plus any dividends declared and accrued but unpaid thereon. After the payment of the full liquidation preference of the redeemable convertible Series A preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of redeemable convertible preferred stock, on an as-converted basis into common stock, and common stock.

Redemption rights – At the later of the fifth anniversary of the initial closing of the redeemable convertible Series A preferred stock in 2012 or the full repayment of the HFS promissory note, the Company shall redeem shares of redeemable convertible Series A preferred stock for $1.00 per share, plus all declared and unpaid dividends at the options of the redeemable convertible Series A preferred stock holders. Such redemption is payable in three annual installments. In April 2017, the redeemable convertible Series A preferred stock is redeemable and recorded at fair value as a liability.

The redeemable convertible Series A was recorded in equity at fair value of approximately $5,563,000 in April 2017 and reclassified to a current liability of $1,855,000 and long term liability of $3,708,000 on the condensed consolidated balance sheet. The change in fair value of the redeemable convertible preferred Series A was insignificant for the six months ended June 30, 2017.

Conversion rights – Each share of redeemable convertible Series A preferred stock is convertible, at the option of the holder, at any time and without the payment of additional consideration, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price by the redeemable convertible Series A preferred stock conversion price in effect at the time of conversion. The conversion price was $1.00 at June 30, 2017 and December 31, 2016.

Mandatory conversion – Prior to the redemption of the redeemable convertible Series A preferred stock, and upon achievement of equity financing of at least $30,000,000 and a per share price of $6.00, all outstanding redeemable convertible Series A preferred stock will automatically convert into shares of common stock, at a conversion price equal to $1.00.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 9 – Stockholders’ Deficit (Continued)

Equity Incentive Plan – The Company has reserved 5,476,650 shares of common stock to be issued under the 2012 Equity Incentive Plan, as amended (the Plan). The Plan is divided into two separate programs: a) Option Grant Program and b) Stock Issuance Program. The terms of both programs are determined by the Board of Directors. Options granted under the Plan generally will vest 25% at the end of 18 months with the remaining 75% vesting evenly over the remaining 18 months. The term of the option shall be no more than ten years.

The following tables summarize the activity under the Plan for the six months ended June 30, 2017:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance as of December 31, 2016	3,710,000	$0.07	8.53
Granted	--	--
Cancelled	(50,000)	$0.06
	3,660,000	$0.07	7.12
Vested and expected to vest at June 30, 2017	3,597,302

As of June 30, 2017 and December 31, 2016, there were 1,816,650 and 1,766,650 options, respectively, available for grant under the Plan. As of June 30, 2017 and December 31, 2016, 3,177,708 and 2,657,708, respectively, options were exercisable. No options were granted during each of the six months ended June 30, 2017 and 2016.

Total compensation expense to be recognized under the Plan is $29,000 as of June 30, 2017. Stock compensation expense of $28,000 and $36,000 was recognized during the six months ended June 30, 2017 and 2016, respectively. As of June 30, 2017, the remaining expense will be amortized on a straight-line basis over the remaining vesting periods of 0.38 years and will be adjusted for subsequent changes in estimated forfeitures, if any.

SYNGEN INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 10 – Subsequent Events

In July 2017, the Company issued two convertible notes payable totaling $600,000 bearing interest at an annual rate of 8.00% with an initial maturity date of the earlier of July 7, 2018, or an event of default.  This also amended the maturity date of all of the convertible notes payable previously issued to the earlier of July 7, 2018 or an event of default.  As a result of the maturity date being the later of July 7, 2018 or an event of default, the convertible notes payable has been classified as long term on the condensed consolidated balance sheet as of June 30, 2017.  The notes accrued but unpaid interest are also convertible into redeemable convertible Series A preferred shares on a dollar-for-dollar basis.  Redeemable convertible preferred stock warrants to purchase 300,000 shares of redeemable convertible Series A preferred stock at an exercise price of $1.00 per share were also issued.  These warrants expire in July 2022.

On July 7, 2017, Cesca Therapeutics Inc. entered into a transaction in which its wholly owned subsidiary, ThermoGenesis Corp. (ThermoGenesis), acquired the business and substantially all of the assets of the Company. ThermoGenesis acquired substantially all of the Company’s operating assets, including its proprietary cell processing platform. In exchange, ThermoGenesis issued to the Company shares of ThermoGenesis common stock that, after giving effect to the issuance, constitute 20% of ThermoGenesis’ outstanding common shares, and ThermoGenesis also made a one-time cash payment of $1.0 million to the Company.